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Exhibit 1.1

CapitalSource Healthcare REIT

Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

dated

Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.

Underwriting Agreement

[Date]

BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, NY 10036

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013

DEUTSCHE BANK SECURITIES INC.
60 Wall Street, 4th Floor
New York, New York 10005

    As Representatives of the several Underwriters

Ladies and Gentlemen:

         Introductory.    CapitalSource Inc., a Delaware corporation ("CapitalSource") is the sole member of CSE Mortgage LLC (the "Selling Shareholder"), a Delaware limited liability company and the sole shareholder of CapitalSource Healthcare REIT, a Maryland real estate investment trust (the "Trust"). The Selling Shareholder proposes to sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of            common shares of beneficial interest (the "Firm Shares"), par value $0.01 per share (the "Common Shares"), of the Trust. In addition, the Selling Shareholder has granted to the Underwriters an option to purchase up to an additional            Common Shares (the "Optional Shares"), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the "Shares." Banc of America Securities LLC ("BAS"), Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Shares.

        To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

        Pursuant to a master transaction agreement (the "Master Transaction Agreement") to be entered into between the Trust and CapitalSource on or before the Closing Date (as defined hereinafter), CapitalSource and its affiliates will contribute certain assets (the "Initial Assets") to the Trust and the Trust Subsidiaries (as defined hereinafter) in exchange for Common Shares (the "Contribution"). The Trust will be externally managed by CapitalSource Finance LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of CapitalSource (the "Manager"), pursuant to a management agreement between the Trust and the Manager (the "Management Agreement"), which shall be entered into on or before the Closing Date. The Master Transaction Agreement and the Management Agreement shall collectively be referred to herein as the "Transaction Agreements."

        Each of the Trust, the Manager, the Selling Shareholder and CapitalSource shall herein be referred to as a "CapitalSource Party" and collectively, as the "CapitalSource Parties." For purposes of this agreement, all references to a "Trust Subsidiary" or the "Trust Subsidiaries" shall only refer to those subsidiaries of the Selling Shareholder that hold Initial Assets as of the date of this Agreement or that have been or will be formed as subsidiaries of the Trust to hold Initial Assets or the equity interests of other Trust Subsidiaries on or before the Closing Date. References to the business or operations of

CapitalSource shall refer only to the business or operations of CapitalSource relating to the Initial Assets.

        Each CapitalSource Party hereby confirms its agreements with the Underwriters as follows:

        SECTION 1.    Representations and Warranties of the CapitalSource Parties.

        A. Each of the CapitalSource Parties hereby, jointly and severally, represents and warrants to, and covenants with, each Underwriter as follows:

        (a)    Filing of Registration Statement.    The Trust has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (File No. 333-152825), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Trust pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement is hereinafter called a "preliminary prospectus." The term "Prospectus" shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") or, if no filing pursuant to Rule 424(b) under the Securities Act is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the effective date. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

        (b)    Compliance with Registration and Exchange Act Requirements.    The Registration Statement has been declared effective by the Commission under the Securities Act. The Trust has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the CapitalSource Parties, are contemplated or threatened by the Commission.

        The Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any post-effective amendment thereto or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Trust by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

        (c)    Disclosure Package.    The term "Disclosure Package" shall mean (i) the preliminary prospectus, dated                                    , 2008, as amended or supplemented (the "Preliminary Prospectus"); (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) a schedule indicating the number of Shares being sold and the price at which the Shares will be sold to the public. As of    :00 [a/p].m. (New York time) on the date of execution and delivery of this Agreement (the "Applicable Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Trust by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

        (d)    Trust Not Ineligible Issuer.    (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Trust was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Trust be considered an Ineligible Issuer.

        (e)    Issuer Free Writing Prospectuses.    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Trust or the Selling Shareholder notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any prospectus that is or becomes part of the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Trust or the Selling Shareholder has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Trust by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

        (f)    Accuracy of Statements in Prospectus.    The statements in the Disclosure Package and the Prospectus under the headings "Risk Factors—Operators that fail to comply with the requirements of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations or new legislative developments may be unable to meet their obligations to us," "Risk Factors—Congressional hearings and investigations of private equity acquisitions of nursing home facilities, along with recent legislation relating to nursing home care and financial transparency, could lead to increased oversight of our industry and heightened regulatory requirements that may have an adverse effect on our business," "Risk Factors—We are subject to significant anti-takeover provisions," "Risk Factors—Risks related to our operation as a REIT," "Business—Healthcare Reimbursement and Regulation," "Management Agreement," "Conflicts of Interest in our Relationship with CapitalSource," "Other Arrangements Between Capital Source and Us," "Description of Shares of Beneficial Interests," and "Material U.S. Federal Income Tax Considerations," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

        (g)    Distribution of Offering Material By the CapitalSource Parties.    The CapitalSource Parties have not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or included in Schedule B hereto or the Registration Statement.

        (h)    The Underwriting Agreement and Transaction Agreements.    This Agreement has been duly authorized, executed and delivered by each of the CapitalSource Parties and as of the Closing Date, each of the Transaction Agreements will have been duly authorized, executed and delivered by each of the CapitalSource Parties, as applicable. This Agreement and the Transaction Agreements will constitute legal, valid and binding agreements of such CapitalSource Party, enforceable against the CapitalSource Party in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

        (i)    Authorization of the Shares.    The Shares to be purchased by the Underwriters from the Selling Shareholder have been duly authorized, and on or before the Closing Date, will be validly issued, fully paid and nonassessable.

        (j)    No Transfer Taxes.    There are no transfer taxes or other similar fees or charges under federal law, the laws of any state, or any political subdivision thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholder of the Shares.

        (k)    No Applicable Registration or Other Similar Rights.    There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholder with respect to the Common Shares included in the Registration Statement, except for such rights as have been duly waived.

        (l)    No Material Adverse Change.    Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the most recent date as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of each of the Trust, the Manager and the Trust Subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Trust and the Trust Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Trust or, except for dividends paid to the Trust or the Trust Subsidiaries on any class of capital stock or repurchase or redemption by the Trust or the Trust Subsidiaries of any class of capital stock.

        (m)    Independent Accountants.    Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Trust as required by the Securities Act.

        (n)    Preparation of the Financial Statements.    The financial statements filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Trust and the Trust Subsidiaries and CapitalSource Healthcare Net Lease Segment and Loan (A Carve-Out of CapitalSource Inc.) (the "Carve-out Entity") as of and at the dates indicated and the results of their respective operations and cash flows for the periods specified. The supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the captions "Prospectus Summary—Summary Financial and Pro Forma Information", "Selected Combined Financial Information" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Disclosure Package and the Prospectus. The pro forma consolidated financial statements of the Trust and the Trust Subsidiaries and the related notes thereto included under the caption "Prospectus Summary—Summary Financial and Pro Forma Information", "Unaudited Pro Forma Combined Financial Information" and elsewhere in the Preliminary Prospectus and the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

        (o)    Formation and Good Standing of the CapitalSource Parties and their Subsidiaries.    Each of the CapitalSource Parties and the Trust Subsidiaries has been duly formed or incorporated, as applicable, and is validly existing as a trust, partnership, limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction of its formation or incorporation and has trust, partnership or corporate power and authority, as applicable, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and, in the case of each of the CapitalSource Parties, to enter into and perform their obligations under this Agreement and the Transaction Agreements (to the extent such CapitalSource Party is a party thereto). The Trust, the Manager and each of the Trust Subsidiaries is duly qualified as a foreign trust, corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the financial condition, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of each of the Trust, the Manager and the Trust Subsidiaries, considered as one entity (a "Material Adverse Effect"). Except as set forth in Schedule D, all of the issued and outstanding partnership units or shares of capital stock of each Trust Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Trust, directly or through the Trust Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Trust does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

        (p)    Capitalization and Other Capital Stock Matters.    The authorized, issued and outstanding shares of beneficial interest of the Trust are as set forth in the Disclosure Package and the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Trust. There are no authorized or outstanding options, warrants, preemptive rights, co-sale rights, resale rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Trust or equity securities of any of its subsidiaries other than those described in the Disclosure Package and the Prospectus. The description of the Trust's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

        (q)    Listing.    The Shares have been approved for listing on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

        (r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.    None of the Trust, the Manager, nor any of the Trust Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under its certificate of incorporation, certificate of formation, certificate of limited partnership, declaration of trust, limited liability company agreement, limited partnership agreement, by-laws or other organizational documents, as applicable, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Trust, the Manager or any Trust Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Trust, the Manager or any Trust Subsidiary is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Trust, the Manager, or any Trust Subsidiary or any of its properties, as applicable, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

Each of the CapitalSource Parties' execution, delivery and performance of this Agreement and the Transaction Agreements (to the extent such CapitalSource Party is a party thereto) and consummation of the transactions contemplated hereby and thereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary trust, partnership or corporate action and will not result in any Default under the certificate of incorporation, certificate of formation, certificate of limited partnership, declaration of trust, limited liability company agreement, limited partnership agreement, by-laws or other organizational documents, as applicable, of such CapitalSource Party or any Trust Subsidiary, (ii) will not conflict with or constitute a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such CapitalSource Party or any Trust Subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, except as would not, individually or in the aggregate, have a Material Adverse Effect and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to such CapitalSource Party or any Trust Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such CapitalSource Party or any Trust Subsidiary or any of their properties, except as would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the CapitalSource Parties' execution, delivery and performance of this Agreement and the Transaction Agreements (to the extent such CapitalSource Party is a party thereto) and consummation of the transactions contemplated hereby and thereby, except such as have been obtained or made by the CapitalSource Parties and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority ("FINRA"). As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness.

        (s)    No Material Actions or Proceedings.    There are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the CapitalSource Parties, threatened against or affecting the CapitalSource Parties or the Trust Subsidiaries, (i) which has as the subject thereof any officer, trustee or director of, or Property (as defined hereinafter) owned or leased by, the CapitalSource Parties or any of the Trust Subsidiaries or (ii) relating to environmental or discrimination matters, where in either such case, (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the CapitalSource Party or such Trust Subsidiary, or any officer, trustee or director of, or Property owned or leased by, the CapitalSource Party or Trust Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and the Transaction Agreements.

        (t)    Labor Matters.    No labor dispute with the employees of the CapitalSource Parties or any of their subsidiaries exists or is threatened or imminent that would have a Material Adverse Effect.

        (u)    Intellectual Property Rights.    The Trust and its subsidiaries own, possess, license or will own, posses, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") reasonably necessary for the conduct of the Trust's business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to own or possess such Intellectual Property would not have a Material Adverse Effect. None of the CapitalSource Parties nor their subsidiaries have received any notice of infringement or conflict with asserted Intellectual Property of others, which infringement or conflict, if the subject of an unfavorable decision, would have a Material Adverse Effect.

        (v)    All Necessary Permits, etc.    Except as would not reasonably be expected to have a Material Adverse Effect, the Trust, the Trust Subsidiaries and the Manager possess such valid and current licenses, certificates, authorizations, accreditations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business of the Trust and its subsidiaries, and have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization, accreditation or permit. To the knowledge of the CapitalSource Parties, each operator, tenant or proposed operator or tenant of any Property has all necessary licenses, permits, authorizations, accreditations, consents and approvals, possess valid and current certificates, and is required under the lease to make all necessary filings required under any federal, state or local law, regulation or rule and obtain all necessary authorizations, accreditations, consents and approvals from other persons, required in order to operate such property as described in the Disclosure Package and the Prospectus, and each operator, tenant or proposed operator or tenant of the Properties has made all such filings and obtained all such authorizations, accreditations, consents and approvals, if any, as required under the lease, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, consents or approvals, to make any such filings or to obtain any such authorizations, accreditations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the CapitalSource Parties, no operator, tenant or proposed operator or tenant of the Properties is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, accreditation, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment, except to the extent that any such violation, default or revocation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Any property, owned or leased, or to be owned or leased on or before the Closing Date, by the Trust or any of the Trust Subsidiaries, whether owned in fee simple or through a joint venture or other partnership or ground leased, shall be referred to herein each as a "Property" and collectively the "Properties."

        (w)    Title to Properties.    Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Trust and each of the Trust Subsidiaries has, or will have on the Closing Date, good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(m) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Trust or the Trust Subsidiaries. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Property, improvements, equipment and personal property held, or to be held on the Closing Date, under lease by the Trust and the Trust Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such Property, improvements, equipment or personal property by the Trust or such Trust Subsidiary. The Trust or the Trust Subsidiaries have obtained an owner's or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any Property owned or leased by the Trust or the Trust Subsidiaries, that insures the Trust's or the Trust Subsidiary's fee or leasehold interest, as the case may be, in such Property, or a lender's title insurance policy insuring the lien of its mortgage securing the Property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Trust or the Trust Subsidiaries and secured by the Property.

        (x)    Tax Law Compliance.    The Trust and the Trust Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings.

        (y)    Trust Not an "Investment Company".    The Trust has been advised of the rules and requirements under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "Investment Company Act"). The Trust is not, and after the consummation of the transactions contemplated by this Agreement and the Transaction Agreements will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        (z)    Insurance.    The Trust and the Trust Subsidiaries, considered as one entity, and the Manager (the "Insured Parties") are, or on the Closing Date will be, insured by recognized, financially responsible institutions, to the knowledge of the Trust, with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses. All policies of insurance insuring the Insured Parties or their respective businesses, assets, employees, officers and directors/trustees are, or will be on the Closing Date, in full force and effect. The Insured Parties are, or will be on the Closing Date, in compliance with the terms of such policies and instruments in all material respects. Except for material changes in insurance market conditions generally applicable to commercial insurance policy holders, the Trust has no reason to believe that any of the Insured Parties will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted, or as will be conducted on the Closing Date, and at a cost that would not have a Material Adverse Effect.

        (aa)    No Restrictions on Dividends or Other Distributions.    No Trust Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Trust, from making any other distribution on such Trust Subsidiary's capital stock, from repaying to the Trust any loans or advances to such Trust Subsidiary from the Trust or from transferring any of such Trust Subsidiary's property or assets to the Trust or any Trust Subsidiary, except as described in or contemplated by the Disclosure Package and the Prospectus.

        (bb)    No Price Stabilization or Manipulation.    None of the CapitalSource Parties has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

        (cc)    Related Party Transactions.    There are no business relationships or related-party transactions involving the CapitalSource Parties or any subsidiary or any other person required to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

        (dd)    Internal Controls and Procedures.    Each of the Trust and CapitalSource maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (ee)    No Material Weakness in Internal Controls.    Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Trust's or CapitalSource's most recent audited fiscal year, there has been (i) no material weakness in the Trust's or CapitalSource's internal control over financial reporting (whether or not remediated) and (ii) no change in the Trust's or CapitalSource's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust's or CapitalSource's internal control over financial reporting.

        (ff)    Disclosure Controls.    The Trust and the Trust Subsidiaries maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15 and Rule 15d-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is designed to ensure that information required to be disclosed by the Trust in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Trust's management as appropriate to allow timely decisions regarding required disclosure. The Trust and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and 15d-15 under the Exchange Act.

        (gg)    Stock Options.    Except as otherwise disclosed in the Disclosure Package and the Prospectus, with respect to the stock options (the "Stock Options") granted on or prior to the date hereof pursuant to the stock-based compensation plans of the Trust (the "Trust Stock Plans"), (i) each Stock Option designated by the Trust at the time of grant as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the "Grant Date") by all necessary action, including, as applicable, approval by the board of trustees of the Trust (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Trust Stock Plans and all other applicable laws and regulatory rules or requirements, (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a Common Share on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (including the related notes) of the Trust.

        (hh)    No Unlawful Contributions or Other Payments.    Neither the Trust nor any Trust Subsidiary nor, to the knowledge of the Trust, any trustee, director, officer, agent, employee or affiliate of the Trust or any Trust Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Trust, the Trust Subsidiaries and, to the knowledge of the Trust, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

        "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

        (ii)    No Conflict with Money Laundering Laws.    The operations of the Trust and the Trust Subsidiaries and the Manager are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the CapitalSource Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Trust, threatened.

        (jj)    No Conflict with OFAC Laws.    None of the CapitalSource Parties nor any of their subsidiaries nor, to the knowledge of the CapitalSource Parties, any trustee, director, officer, agent, employee or affiliate of the CapitalSource Parties or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC").

        (kk)    Compliance with Environmental Laws.    Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Trust nor any Trust Subsidiary is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Trust or the Trust Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Trust or any Trust Subsidiary received any written communication that alleges that the Trust or any Trust Subsidiary is in violation of any Environmental Law; (ii) neither the Trust nor any Trust Subsidiary is aware of any claim, action or cause of action filed with a court or governmental authority, any investigation with respect to which the Trust or any Trust Subsidiary has received written notice, and any written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any Property owned, leased or operated by the Trust or any Trust Subsidiary (collectively, "Environmental Claims"), pending or, to the knowledge of the Trust, threatened against the Trust or any of the Trust Subsidiaries.

        (ll)    Periodic Review of Costs of Environmental Compliance.    In the ordinary course of its business, the Trust conducts a periodic review of the effect of Environmental Laws on the business, operations and Properties of the Trust and the Trust Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Trust has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

        (mm)    Brokers.    Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from any of the CapitalSource Parties any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

        (nn)    No Outstanding Loans or Other Indebtedness.    There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Trust to or for the benefit of any of the trustees or officers of the Trust or any of the members of any of their families, except as disclosed in the Disclosure Package and the Prospectus.

        (oo)    Sarbanes-Oxley Compliance.    There is and has been no failure on the part of the Trust and any of the Trust's trustees or officers, in their capacities as such, to comply with any provision of the

Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") which are applicable to any of them.

        (pp)    Subsidiaries.    The Trust Subsidiaries listed on Schedule            attached hereto are the only significant subsidiaries of the Trust as defined by Rule 1-02 of Regulation S-X.

        (qq)    Statistical and Market Related Data.    Nothing has come to the attention of the CapitalSource Parties that has caused the CapitalSource Parties to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

        (rr)    Property Condition.    Each Property, (i) is free of any material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or (ii) in each instance, the Trust or any Trust Subsidiary, as the case may be, has either caused the tenant to be responsible for such matters or has created or caused to be created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such Property over duly dedicated streets or perpetual easements of record benefiting such Property; no notice of any pending or threatened special assessment, tax reduction proceeding or other action that would reasonably be expected to have a Material Adverse Effect has been received by any of the CapitalSource Parties.

        (ss)    Disclosure of Real Property Interests.    There are no real property interests or loans in respect of real property that the Trust or the Trust Subsidiaries directly or indirectly intends to acquire, lease, originate or underwrite or any contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition, disposition, origination or underwriting by the Trust or any Trust Subsidiary of interests in real property or loans in respect of real property that are required to be described in the Disclosure Package and the Prospectus, and are not so described.

        (tt)    Compliance with Zoning Laws.    Each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the Properties, except such zoning changes, proceedings or actions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

        (uu)    Mortgages and Deeds of Trust.    The mortgages and deeds of trust encumbering the Properties are not convertible nor will the Trust hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Trust or the Trust Subsidiaries.

        (vv)    Real Estate Investment Trust.    The Trust will make a timely election to be subject to tax as a real estate investment trust ("REIT") pursuant to Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ending December 31, 2008. Commencing with its taxable year ending December 31, 2008, the Trust will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Trust's proposed method of operation as set forth in the Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Trust's qualification and taxation as a REIT and descriptions of the Trust's organization and proposed method of operation set forth in the Disclosure Package and the Prospectus are true, complete and correct in all material respects.

        (xx)    Description of Organization and Method of Operation.    The description of the Trust's organization and proposed method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the Disclosure Package and the Prospectus is accurate and presents fairly the matters referred to therein; the Trust's conflicts of interest, operating policies, investment guidelines and operating restrictions described in the Registration Statement, the Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Trust with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

        (yy)    Investment Adviser Act.    The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as contemplated by the Management Agreement and the Disclosure Package and the Prospectus.

        (zz)    Leases and Default of Leases.    Each of the leases pertaining to the Properties is a valid, subsisting and enforceable agreement of a Trust Subsidiary and, to the knowledge of the CapitalSource Parties, each other party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except where such failure would not have a Material Adverse Effect; to the knowledge of the CapitalSource Parties, except as disclosed in the Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, no lessee of any portion of any of the Properties is, nor as of the Closing Date will be, in default under its respective lease, and there is no event which, with notice, lapse of time or both, would constitute a default under any such lease; and except as disclosed in the Disclosure Package and the Prospectus, no tenant under any lease pursuant to which the Trust or the Trust Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part; and, regarding the enforceability of the $150 million participation in a $375 million, five-year mezzanine loan made by CapitalSource to FC-JEN Holding Company LLC (the "Mezzanine Loan") against the borrower of the Mezzanine Loan, to the knowledge of the CapitalSource Parties, the borrower of the Mezzanine Loan is not, and will not be on the Closing Date, in default under the Mezzanine Loan, and there is no event which, with notice, lapse of time or both, would constitute a default under such Mezzanine Loan, except to the extent that any such default would not reasonably be expected to have a Material Adverse Effect.

        (aaa)    Termination of Leases.    Neither the Trust nor any Trust Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any material lease, contract or agreement, and no such termination or non-renewal has been threatened by the Trust or any Trust Subsidiary or, to the knowledge of CapitalSource Parties, any other party to any such lease, contract or agreement.

        B.    Representations and Warranties of the Selling Shareholder.    In addition to the representations, warranties and covenants set forth in Section 1(A), the Selling Shareholder represents, warrants and covenants to each Underwriter as follows:

        (a)    Title to Shares to be Sold.    The Selling Shareholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to, and has good and valid beneficial ownership of, the Shares maintained in a securities account on the books of intermediary through which Selling Shareholder holds the Shares free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriters acquire their interest in the Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Shares to the securities account of such Underwriters maintained with DTC and payment therefor by such Underwriters, as provided herein, such Underwriters will have acquired a security entitlement to such Shares, and no action based on any adverse claim may be asserted against such Underwriters with respect to such security entitlement.

        (b)    Delivery of the Shares to be Sold.    Delivery of the Shares which are sold by the Selling Shareholder pursuant to this Agreement will pass good and valid title to such Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

        (c)    No Further Consents, etc.    No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.

        (d)    Disclosure Made by the Selling Shareholder in the Prospectus.    The Selling Shareholder confirms as accurate the number of Common Shares set forth opposite the Selling Shareholder's name in the preliminary prospectus and the Prospectus under the caption "Principal and Selling Shareholders" (both prior to and after giving effect to the sale of the Shares).

        (e)    No Inside Information.    The Selling Shareholder is not prompted to sell Common Shares by any information concerning the Trust which is not set forth in the Registration Statement and the Disclosure Package.

        (f)    No Free Writing Prospectuses.    The Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

        Any certificate signed by an officer of the CapitalSource Parties and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the CapitalSource Parties to each Underwriter as to the matters set forth therein.

        SECTION 2.    Purchase, Sale and Delivery of the Shares.

        (a)    The Firm Shares.    The Selling Shareholder agrees to sell to the several Underwriters an aggregate of             Firm Shares upon the terms set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholder the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Selling Shareholder shall be $         per share.

        (b)    The Closing Date.    The closing of the purchase and sale of the Firm Shares shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 9:00 a.m., New York time, on            , or such other location, time and date as the Trust, the Selling

Shareholder and the Representatives may mutually agree upon (the time and date of such closing are called the "Closing Date").

        (c)    The Optional Shares; the Subsequent Closing Date.    In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of            Optional Shares from the Selling Shareholder at the same price as the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder may be exercised on not more than 2 occasions at any time and from time to time upon notice by the Representatives to the Selling Shareholder (with a copy to the Trust), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of the Firm Shares and the Optional Shares). Each time and date of delivery, if subsequent to the Closing Date, is called a "Subsequent Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares.

        (d)    Public Offering of the Shares.    The Representatives hereby advise the Trust and the Selling Shareholder that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, has determined is advisable and practicable.

        (e)    Payment for the Shares.    Payment for the Shares shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Selling Shareholder.

        It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

        The Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of the Selling Shareholder's obligations hereunder.

        (f)    Delivery of the Shares.    Delivery of the Firm Shares and the Optional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

        (g)    Delivery of Prospectus to the Underwriters.    Not later than 3:00 p.m. on the second business day in New York City following the date of this Agreement, the Trust shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

        SECTION 3.    Covenants of the CapitalSource Parties.

        A. Each of the Trust, and for so long as the Manager is the manager of the Trust, the Manager covenants and agrees with each Underwriter as follows:

        (a)    The Representatives' Review of Proposed Amendments and Supplements.    During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, subject to Section 3(A)(e), the Trust shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Trust shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

        (b)    Securities Act Compliance.    After the date of this Agreement and during the Prospectus Delivery Period, the Trust shall promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Trust shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Trust will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(A)(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Trust agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Trust under such Rule 424(b) under the Securities Act were received in a timely manner by the Commission.

        (c)    Exchange Act Compliance and Periodic Reporting Obligations.    During the Prospectus Delivery Period, the Trust will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act. The Trust also shall report use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

        (d)    Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.    If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Trust agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(A)(a) and 3(A)(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

        (e)    Permitted Free Writing Prospectuses.    The Trust represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives (which consent shall not be unreasonably withheld), it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Trust with the Commission or retained by the Trust under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus". The Trust agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

        (f)    Copies of any Amendments and Supplements to the Prospectus.    The Trust agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto and the Disclosure Package as the Representatives may reasonably request.

        (g)    Copies of the Registration Statement and the Prospectus.    The Trust will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

        (h)    Blue Sky Compliance.    The Trust shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws [or other foreign laws] of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. Notwithstanding the foregoing, the Trust shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject. The Trust will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Trust shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

        (i)    Transfer Agent.    The Trust shall engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

        (j)    Earnings Statement.    As soon as practicable, the Trust will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending            that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

        (k)    Listing.    The Trust will use its best efforts to list, subject to official notice of issuance, the Shares on the New York Stock Exchange.

        (l)    Agreement Not to Offer or Sell Additional Shares.    During the period commencing on the date hereof and ending on the 180th day following the date of the Prospectus, the Trust will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Shares, options or warrants to acquire Common Shares or securities exchangeable or exercisable for or convertible into Common Shares (other than as contemplated by this Agreement with respect to the Shares and the issuance of Common Shares to the Selling Shareholder as part of the Contribution and as contemplated by the Master Transaction Agreement); provided that the Trust may file a registration statement on Form S-8 to register Common Shares pursuant to any Trust employee benefit plan described in the Disclosure Package and the Prospectus and may grant stock options, shares of restricted stock and other awards pursuant to the terms of any Trust employee benefit plan described in the Disclosure Package and the Prospectus as long as such awards do not vest, in whole or in part, during such 180-day period or the recipient of such vested award agrees to be bound by the restrictions described in this section. Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Trust issues an earnings release or material news or a material event relating to the Trust occurs, or (y) prior to the expiration of the 180-day restricted period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Trust will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5 (j) with prior notice of any such announcement that gives rise to an extension of the restricted period.

        (m)    Compliance with Sarbanes-Oxley Act.    The Trust will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Trust's trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

        (n)    Future Reports to Shareholders.    To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Trust and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the

Registration Statement), to make available to its shareholders consolidated summary financial information of the Trust and its subsidiaries for such quarter in reasonable detail.

        (o)    Future Reports to the Representatives.    During the period of three years hereafter the Trust will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Trust containing the balance sheet of the Trust as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Trust's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Trust with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Trust mailed generally to holders of its capital stock; provided that the reports and information described in this subsection (o) shall only be provided to the Underwriters through the Representatives if such reports and information are not available on the EDGAR system or the Trust's website.

        (p)    No Manipulation of Price.    None of the CapitalSource Parties will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Trust to facilitate the sale or resale of the Shares.

        (q)    Existing Lock-Up Agreement.    The Trust will enforce all existing agreements between the Trust and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Trust's securities in connection with the Trust's initial public offering. In addition, the Trust will direct the transfer agent to place stop transfer restrictions upon any such securities of the Trust that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

        (r)    Qualification and Taxation as a REIT.    The Trust will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2008, and the Trust will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Trust's board of trustees determines that it is no longer in the best interests of the Trust to be so qualified.

        (s)    Transaction Agreements.    On or before the Closing Date, each of the Transaction Agreements will be duly executed and delivered by the relevant CapitalSource Parties and will constitute a valid and binding agreement of such CapitalSource Party enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors' rights or by general equitable principles. The CapitalSource Parties, as applicable, further covenant to consummate the transactions contemplated by the Transaction Agreements pursuant to the terms and conditions thereof.

        B.    Covenants of the Selling Shareholder.    The Selling Shareholder further covenants and agrees with each Underwriter:

        (a)    Agreement Not to Offer or Sell Additional Shares.    The Selling Shareholder has executed a lock-up agreement in the form of Exhibit C hereto.

        (b)    Delivery of Form W-9.    To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

        (c)    Notification of Material Changes.    During the Prospectus Delivery Period, the Selling Shareholder will advise the Representatives promptly, of (i) any Material Adverse Change, (ii) any change in information in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Shareholder or (iii) any new material information relating to the Trust or relating to any matter stated in the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto which comes to the attention of the Selling Shareholder.

        (d)    No Free Writing Prospectuses.    The Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

        The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the CapitalSource Parties, of any one or more of the foregoing covenants or extend the time for their performance.

        SECTION 4.    Payment of Expenses.    The Trust and the Selling Shareholder, jointly and severally, agree to pay in such proportions as they may agree among themselves all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Trust's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Trust or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA's review and approval of the Underwriters' participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Common Shares on the New York Stock Exchange, (ix) the expenses of the Trust and the Underwriters in connection with the marketing and offering of the Shares, including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, except that the Trust and the Selling Shareholder, collectively on the one hand, and the Underwriters, on the other hand, will each pay 50% of the cost of privately chartered airplanes used for such purposes, and (x) all other fees, costs and expenses referred to in Item 31 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

        The Selling Shareholder further agrees with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Shareholder and (ii) expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Shareholder to the Underwriters hereunder.

        This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Trust, on the one hand, and the Selling Shareholder, on the other hand.

        SECTION 5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Firm Shares as provided herein on the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of each of the CapitalSource Parties, set forth in Section 1(A) and 1(B) respectively, hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Shares, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the CapitalSource Parties made in any certificates pursuant to the provisions hereof, to the timely performance by the CapitalSource Parties of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

        (a)    Accountants' Comfort Letter.    On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Trust, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

        (b)    Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.    For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

          (i)    the Trust shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Trust shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A under the Securities Act, and such post-effective amendment shall have become effective;

          (ii)   all material required to be filed by the Trust pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;

          (iii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iv)  FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

        (c)    No Material Adverse Change or Ratings Agency Change.    For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date:

          (i)    in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

          (ii)   there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus; and

          (iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Trust or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

        (d)    Opinion of Counsel for the Trust and the Selling Shareholder.    On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Hogan & Hartson LLP, counsel for the Trust and the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters dated as of such Closing Date or Subsequent Closing Date.

        (e)    Tax Opinion of Counsel for the Trust.    On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a tax opinion of Hogan & Hartson LLP, tax counsel for the Trust with respect to certain tax matters, addressed to the Underwriters, in form and substance reasonably satisfactory to the counsel for the Underwriters dated as of such Closing Date or Subsequent Closing Date.

        (f)    Opinion of Counsel for the Underwriters.    On the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, and the Trust shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (g)    Officers' Certificate.    On the Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President, on the one hand, and the Chief Financial Officer, Chief Accounting Officer or Treasurer, on the other hand, of each of the CapitalSource Parties, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

          (i)    for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;

          (ii)   the representations and warranties of the relevant CapitalSource Party set forth in Section 1(A) of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and

          (iii)  such CapitalSource Party has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.

        (h)    Bring-down Comfort Letter.    On the Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Trust, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or Subsequent Closing Date.

        (i)    Selling Shareholder's Certificate.    On the Closing Date and any Subsequent Closing Date, the Representatives shall receive a written certificate executed the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President, on the one hand, of the Selling Shareholder and the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Selling Shareholder, on the other hand, dated as of such Closing Date or Subsequent Closing Date, to the effect that:

          (i)    the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, and that the representations, warranties and covenants of the Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made by the Selling Shareholder on and as of such Closing Date or Subsequent Closing Date; and

          (ii)   the Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

        (j)    Lock-Up Agreement from Certain Securityholders of the Trust.    On or prior to the date hereof, the Trust shall have furnished to the Representatives an agreement in the form of Exhibit A hereto from each of the persons listed on Schedule C hereto, and such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

        (k)    Listing of Shares.    The Common Shares shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

        (l)    Transaction Agreements.    On or before the Closing Date, the Transaction Agreements shall have been duly authorized, executed and delivered by the relevant CapitalSource Parties and the transactions contemplated by the Transaction Agreements shall have been consummated pursuant to the terms and conditions thereof.

        (m)    Additional Documents.    On or before the Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Trust and the Selling Shareholder at any time on or prior to the Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 14 shall at all times be effective and shall survive such termination.

        SECTION 6.    Reimbursement of Underwriters' Expenses.    If this Agreement is terminated pursuant to Section 5, Section 7, or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date or on any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the CapitalSource Parties to perform any agreement herein or to comply with any provision hereof, the CapitalSource Parties agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, except that the CapitalSource Parties, collectively, on the one hand, and the Underwriters, on the other hand, will each pay 50% of the cost of any privately chartered airplanes.

        SECTION 7.    Effectiveness of this Agreement.    This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Trust and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

        Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the CapitalSource Parties to any Underwriter, except that the CapitalSource Parties shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b) of any Underwriter to the CapitalSource Parties.

        SECTION 8.    Indemnification.

        (a)    Indemnification of the Underwriters.    Each of the CapitalSource Parties, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper or any "road show" (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a "Non-IFWP Road Show"), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Trust by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the CapitalSource Parties may otherwise have.

        (b)    Indemnification of the CapitalSource Parties and their Trustees, Directors and/or Officers.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the CapitalSource Parties, each of their respective trustees, directors and officers (or persons holding similar offices in the case of CapitalSource Parties that are not corporations) and each person, if any, who controls the CapitalSource Parties within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the CapitalSource Parties or any their respective trustees, directors, officers, or controlling persons may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Trust by the Representatives expressly for use therein; and to reimburse the CapitalSource Parties or any of their respective trustees, directors, officers, or controlling persons for any legal and other expense reasonably incurred by the CapitalSource Parties or any of their respective trustees, directors, officers, or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the CapitalSource Parties hereby acknowledge that the only information that the Underwriters have furnished to the Trust expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth in the third paragraph (relating to the concessions and reallowance figures only) and the fourteenth paragraph under the caption "Underwriting" in the Prospectus and the statements set forth under the caption "Underwriting-Stabilization" in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

        (c)    Notifications and Other Indemnification Procedures.    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d)    Settlements.    The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        SECTION 9.    Contribution.    If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the CapitalSource Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CapitalSource Parties, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions or alleged untrue statements or alleged omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the CapitalSource Parties, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the CapitalSource Parties, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the CapitalSource Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the CapitalSource Parties, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The CapitalSource Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter; each trustee, director and officer (or persons holding similar offices in the case of CapitalSource Parties that are not corporations) and each person, if any, who controls the CapitalSource Parties within the meaning of the Securities Act or the Exchange Act, shall have the same rights to contribution as the CapitalSource Parties.

        SECTION 10.    Default of One or More of the Several Underwriters.    If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Trust for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Trust shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        SECTION 11.    Termination of this Agreement.    Prior to the Closing Date and, with respect to the Optional Shares, any Subsequent Closing Date, this Agreement may be terminated by the Representatives by notice given to the Trust and the Selling Shareholder if at any time (i) trading or quotation in any of the Trust's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission or FINRA or on such stock exchange; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the CapitalSource Parties to any Underwriter, except that the CapitalSource Parties shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof except 50% of the cost of privately chartered airplanes which is to be borne by the Underwriters pursuant to Section 4(ix) hereof or (b) any Underwriter to the CapitalSource Parties.

        SECTION 12.    No Advisory or Fiduciary Responsibility.    Each of the CapitalSource Parties acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the CapitalSource Parties, on the one hand, and the several Underwriters, on the other hand, and the CapitalSource Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of any of the CapitalSource Parties or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the CapitalSource Parties with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the CapitalSource Parties on other matters) and no Underwriter has any obligation to the CapitalSource Parties with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the CapitalSource Parties and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the CapitalSource Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the CapitalSource Parties and the several Underwriters, or any of them, with respect to the subject matter hereof. The CapitalSource Parties hereby waive and release, to the fullest extent permitted by law, any claims that the CapitalSource Parties may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the matters contemplated by this Agreement.

        SECTION 13.    Research Analyst Independence.    The Trust and the Selling Shareholder acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Trust and/or the offering that differ from the views of their respective investment banking divisions. The Trust and the Selling Shareholder hereby waive and release, to the fullest extent permitted by law, any claims that the Trust or the Selling Shareholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Trust or the Selling Shareholder by such Underwriters' investment banking divisions. The Trust and the Selling Shareholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        SECTION 14.    Representations and Indemnities to Survive Delivery.    The respective indemnities, agreements, representations, warranties and other statements of the CapitalSource Parties, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the CapitalSource Parties, the officers or employees of the CapitalSource Parties, or any person controlling the CapitalSource Parties, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

        SECTION 15.    Notices.    All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

        If to the Representatives:

    Banc of America Securities LLC
    One Bryant Park
    New York, NY 10036
    Facsimile: (212) 933-2217
    Attention: Syndicate Department

    with a copy to:

      Banc of America Securities LLC
      One Bryant Park
      New York, NY 10036
      Fascimile: (212) 230-8730
      Attention: ECM Legal

    AND

    Citigroup Global Markets Inc.
    388 Greenwich Street
    New York, New York 10013
    Facsimile: (212) 816-7912
    Attention: General Counsel

  If to any of the CapitalSource Parties:

    CapitalSource Healthcare REIT
    30699 Russell Ranch Road
    Suite 200
    Westlake Village, CA 91362
    Facsimile: (818) 597-7851
    Attention: General Counsel

      with a copy to

      CapitalSource Inc.
      4445 Willard Avenue, 12th Floor
      Chevy Chase, MD 20815
      Facsimile: (301) 841-2380
      Attn: Chief Legal Officer

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        SECTION 16.    Successors and Assigns.    This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) each of the CapitalSource Parties, the trustees, directors and officers (or persons holding similar offices in the case of CapitalSource Parties that are not corporations) and any person who controls the CapitalSource Parties within the meaning of the Securities Act or the Exchange Act, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act , and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

        SECTION 17.    Partial Unenforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        SECTION 18.    Governing Law Provisions.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        SECTION 19.    Waiver of Jury Trial.    The Underwriters and the CapitalSource Parties hereby irrevocable waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        SECTION 20.    General Provisions.    This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Trust, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Trust the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
CAPITALSOURCE HEALTHCARE REIT
By:
Title
CSE MORTGAGE LLC
By:
Title
CAPITALSOURCE FINANCE LLC
By:
Title
CAPITALSOURCE INC.
By:
Title

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC CITIGROUP GLOBAL MARKETS INC. DEUTSCHE BANK SECURITIES INC.
Acting as Representatives of the several Underwriters named in the attached Schedule A.
By	Banc of America Securities LLC
By:
Managing Director
By	Citigroup Global Markets Inc.
By:
Title
By	Deutsche Bank Securities Inc.
By:
Title
Title

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
KeyBanc Capital Markets Inc.
BMO Capital Markets Corp.
Cohen & Steers Capital Advisors, LLC
JMP Securities LLC
Sandler O'Neill & Partners, L.P.

Total	14,000,000

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE C

List of Persons Subject to Lock-Up Agreements

SCHEDULE D

[SECURITY INTERESTS/PLEDGES/LIENS ON ANY EQUITY OF TRUST SUBSIDIARIES]

EXHIBIT A

[Date]

Banc of America Securities LLC
One Bryant Park
New York, NY 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

    As Representatives of the Several Underwriters

Re: CapitalSource Healthcare REIT (the "Trust")

Ladies and Gentlemen:

        The undersigned is or may become an owner of record or beneficially of certain common shares of beneficial interest of the Trust ("Common Shares") or securities convertible into or exchangeable or exercisable for Common Shares. The Trust proposes to carry out a public offering of Common Shares (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Trust. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting agreement with the Trust with respect to the Offering (the "Underwriting Agreement").

        In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Banc of America Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively the "Representatives") (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" or liquidate or decrease a "call equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the public offering date set forth on the final prospectus used to sell the Common Shares (the "Lock-Up Period"). The foregoing sentence shall not apply to (i) the transfer of any or all of the Common Shares owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (ii) any bona fide gifts to any charitable organization; (iii) the transfer or distribution of any or all of the Common Shares owned by the undersigned to any other person or entity, for as long as such other person or entity is an "affiliate" of the undersigned, as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"); or (iv) the pledge of any or all of the Common Shares or other securities convertible into or exchangeable or exercisable for Common Shares or derivatives of Common Shares owned by the undersigned on the date of the Underwriting Agreement pursuant to a pledge of securities in connection with a bona fide loan transaction; provided, however, that in any such case it shall be a pre-condition to such transfer, distribution or pledge that (a) the transferee, donee or pledgee thereof agree in writing to be bound by the restriction set forth herein, (b) no filing by any party (transferor, transferee, donor, donee, pledgor or pledgee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer, distribution or pledge (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the Lock-Up Period), except in case of a transfer, distribution or pledge pursuant to subsection (iii) and (iv) above made after the earlier of the 30th day following the public offering date set forth on the final prospectus or January 1, 2009, (c) each party (transferor, transferee, donor, donee, pledgor or pledgee) shall not be required by law (including without limitation the disclosure requirements of the Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer, distribution or pledge, except in case of a transfer, distribution or pledge pursuant to subsection (iii) and (iv) above made after the earlier of the 30th day following the public offering date set forth on the final prospectus or January 1, 2009, and (d) the undersigned notifies the Representatives at least three business days prior to the proposed transfer, distribution or pledge.

        Notwithstanding the foregoing, it is expressly agreed and acknowledged that, during the Lock-Up Period or any extension period provided herein, the undersigned may make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares provided that such demand specifies that the filing of a registration statement on an appropriate form under the Act with respect to such demand shall not be made until the first business day following the expiration of the Lock-Up Period and any extension period and provided further that no filing or public announcement by any party shall be required by law or voluntarily made in connection with such demand until the first business day following the expiration of the Lock-Up Period and any extension period.

        If (i) the Trust issues an earnings release or material news, or a material event relating to the Trust occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Trust and will not consummate such transaction or take any such action unless it has received confirmation from the Trust that the Lock-Up Period (as such may have been extended pursuant to the this paragraph) has expired. The undersigned also agrees and consents to the entry of stop transfer instructions with the Trust's transfer agent and registrar against the transfer of Common Shares or securities convertible into or exchangeable or exercisable for Common Shares held by the undersigned except in compliance with the foregoing restrictions.

        This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder
By:
Signature
Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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  Exhibit 1.1